Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the annual report on Form 10-K of Cornerstone Building Brands, Inc. (the “Company”) for the period ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey S. Lee, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.I have reviewed this Report of Cornerstone Building Brands, Inc.;
2.This Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
3.The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 24, 2023

/s/ Jeffrey S. Lee
Jeffrey S. Lee
Executive Vice President and Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to Cornerstone Building Brands, Inc. and will be retained by Cornerstone Building Brands, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
These Certifications shall not be deemed to be “filed” or part of the Report or incorporated by reference into any of the registrant’s filings with the Securities and Exchange Commission by implication or by any reference in any such filing to the Report.